EXHIBIT 32

The undersigned Chief Executive Officer and Chief Financial Officer of Valera Pharmaceuticals, Inc. each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 United States. § 1350, that:

(1) the Annual Report on Form 10-K for the year ended December 31, 2006 (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Valera Pharmaceuticals, Inc.

Dated: February 22, 2007

/s/ David S. Tierney
David S. Tierney, M.D.
Chief Executive Officer

/s/ Andrew T. Drechsler
Andrew T. Drechsler
Chief Financial Officer